Exhibit 99.2

Independent Auditors’ Report

To The Members of BlueRidge Solutions, LC dba eDonor

We have audited the accompanying balance sheets of BlueRidge Solutions, LC dba eDonor as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BlueRidge Solutions, LC dba eDonor as of December 31, 2007 and 2006, and the results of its operations, changes in members’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants Phoenix, Arizona March 24, 2008

BLUERIDGE SOLUTIONS, LC dba eDONOR
BALANCE SHEETS
December 31, 2007 and 2006

ASSETS
	2007	2006
Current Assets
Cash and cash equivalents	$2,300	$37,110
Accounts receivable	831,451	779,886
Employee advances	30,000	10,000
Prepaid expenses and other assets	6,695	-
Total Current Assets	870,446	826,996
Property and Equipment, net	45,916	126,721
Total Assets	916,362	953,717

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	18,840	188,006
Defined benefit contribution payable	313,530	288,668
Total Liabilities	332,370	476,674
Commitments	-	-
Members' Equity	583,992	477,043
Total Liabilities and Members' Equity	$916,362	$953,717

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF OPERATION
For the Years Ended December 31,  2007 and 2006

	2007	2006

Revenues:
Consulting	$995,595	$595,339
Fulfillment	582,272	1,231,070
Subscriptions	1,717,139	1,344,169
Total Revenue	3,295,006	3,170,578
Cost of Revenues:
Consulting	351,811	152,622
Fulfillment	380,213	963,878
Subscriptions	743,496	456,765
Total Cost of Revenues	1,475,520	1,573,265

Gross Profit	1,819,486	1,597,313

Operating Expenses:
Administration	880,631	605,255
Marketing and sales	162,225	178,367
Management	273,610	262,186
Product development	183,732	55,718
Total Operating Expenses	1,500,198	1,101,526

Other Income (Expenses):
Interest income	10,604	14,866
Other income (expenses)	7,557	1,014

Total Other Income (Expenses)	18,161	15,880

Net Income	$337,449	$511,667

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the Years Ended December 31,  2007 and 2006

	2007	2006
Members' equity at beginning of year	$477,043	$502,068
Distributions to members	(230,500)	(536,692)
Net income	337,449	511,667
Members' equity at end of year	$583,992	$477,043

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CASH FLOWS
For the Years Ended December 31,  2007 and 2006

	2007	2006
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
Cash received from customers	$3,251,128	$2,904,001
Cash paid to suppliers and employees	(3,044,762)	(2,337,005)
Interest paid	(130)	-
Interest received	10,604	14,866

Net cash provided by operating activities	216,840	581,862

Cash flows from investing activities:
Payments for purchases of fixed assets	(1,150)	(134,962)
Disbursements for employee advances	(20,000)	(10,000)

Net cash used by investing activities	(21,150)	(144,962)

Cash flows from financing activities:
Distributions to members	(230,500)	(536,692)

Net cash used by financing activities	(230,500)	(536,692)

Net decrease in cash and cash equivalents	(34,810)	(99,792)

Cash and cash equivalents at beginning of year	37,110	136,902

Cash and cash equivalents at end of year	$2,300	$37,110

The Accompanying Notes are an Integral Part of the Financial Statements

BLUERIDGE SOLUTIONS, LC dba eDONOR
STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended December 31, 2007 and 2006

	2007	2006
Reconciliation of Net Income to Net Cash Provided
by Operating Activities:

Net Income	$337,449	$511,667

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	81,955	68,494
(Gain) loss on sale of fixed assets	-	46

Changes in Assets and Liabilities:
Accounts receivable	(51,565)	(267,637)
Prepaid expenses and other assets	(6,695)	4,941
Accounts payable	(169,166)	(17,618)
Defined benefit contribution payable	24,862	281,969

	(120,609)	70,195

Net cash provided by operating activities	$216,840	$581,862

The Accompanying Notes are an Integral Part of the Financial Statements

BLUE RIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Operations

Blue Ridge Solutions, LC dba eDonor is a Limited Liability Company duly organized and operating under the laws of the State of Virginia. The principal business purpose of the Company is to provide comprehensive donor management platforms that can be customized to address specific recruitment and retention needs. The Company provides its services to blood banks throughout the United States. The latest date of dissolution of the limited liability entity is December 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Accounts Receivable

Accounts receivable represent amounts earned but not collected in connection with the Company's sales and services. Trade receivables are carried at their estimated collectible amounts.

The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable based on a review of individual accounts outstanding, and prior history of uncollected accounts receivable. At December 31, 2007 and 2006, the allowance for potentially uncollectible accounts receivable was $0. Bad debt expense for the years ended December 31, 2007 and 2006 was $0.

Guaranteed Payments to Partners

Guaranteed payments to partners that are designed to represent reasonable compensation for services rendered are accounted for as partnership expenses rather than as an allocation of partnership net income. Guaranteed payments that are designed to reflect payment of interest on capital accounts are not accounted for as expenses of the partnership. Such payments are considered as part of the allocation of net income.

Research and Development

Research and development costs have been expensed as incurred and consist of employee salaries for product development, as well as some contracted development costs.

Advertising Costs

Advertising costs are charged to operations when incurred. Direct advertising costs for the years ended December 31, 2007 and 2006 were $6,440 and $5,206, respectively.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the following estimated useful lives:

Leasehold improvements	1-3 years
Computer software and office equipment	2-5 years

At December 31, 2007 and 2006 property and equipment consist of the following:
	2007	2006
Leasehold improvements	$8,658	$7,508
Computer software and office equipment	265,104	267,096
	273,762	274,604
Less: accumulated depreciation	(227,846)	(147,883)
	$45,916	$126,721

Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the years ended December 31, 2007 and 2006, depreciation expense was $81,955 and $68,494, respectively.

Software Development Costs

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology. Amortization of capitalized software development costs begins when the products are available for general release to customers and is computed on a product-byproduct basis using straight-line amortization with useful lives of five years or, if less, the remaining estimated economic life of the product. Amounts related to software development costs during the current year were expensed as the time between when technological feasibility and product marketability were indeterminate and therefore no costs were capitalized.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.”

The Company’s standard software lease agreement for the Company’s products provides for monthly fees to use the product for the period of the contract, usually 36 months. Fees from software leasing are recognized as revenue monthly.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Revenue Recognition (Continued)

The Company provides consulting services that include implementation, training and the performance of other services to its customers. Revenue from such services is generally recognized ratably over the period during which the applicable service is to be performed. In addition, the Company may recognize certain implementation revenues based on the hourly rates in effect on the contract multiplied by the number of hours completed.

For arrangements with multiple elements, the Company allocates revenue to each element of a transaction based upon its fair value as determined by “vendor specific objective evidence.” Vendor specific objective evidence of fair value for all elements of an arrangement is based upon the normal pricing and discounting practices for those products and services when sold separately. Pricing practices may be modified in the future, which could result in changes in our vendor specific objective evidence of fair value for these undelivered elements. As a result, future revenue recognition for multi-element arrangements could differ significantly from historical results.

In those instances in which vendor specific objective evidence exists for the undelivered elements but does not exist for the delivered elements, the Company uses the residual method. The amount of revenue allocated to undelivered elements is based on the vendor-specific objective evidence of fair value for those elements using the residual method. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor-specific objective evidence, is recorded as unearned, and the difference between the total arrangement fee and the amount recorded as unearned for the undelivered elements is recognized as revenue related to the delivered elements.

If an arrangement does not qualify for separate accounting of the software license and consulting transactions, then new software license revenue is generally recognized together with the consulting services based on contract accounting using the percentage-of-completion method. Contract accounting is generally applied to arrangements when services include significant modification or customization of the software. Progress towards completion is generally measured based on hours incurred versus projected total hours. The projected costs associated with contract accounting are accrued at rates consistent with the revenue recognized under the percentage of completion method.

Income Taxes

For federal and state income tax purposes, the Company operates as a limited liability company. As such, all taxable income and available tax credits are passed from the Company to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, for the years ended December 31, 2007 and 2006, there is no provision made for federal and state income taxes.

Note 2
Concentration of Credit Risk

Accounts receivable at December 31, 2007 and 2006 are derived primarily from sales and related services to blood centers and blood center service providers located in the United States. Historically, the Company has not required collateral or other security to support customer receivables. In order to reduce credit risk, the Company typically requires substantial down payments and progress payments during the course of an installation of its software products. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk or other circumstances specific to customers which may include the right of offset against amounts payable to the customer.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 3
Line of Credit

The Company has available a line of credit with a financial institution. The total credit line is $50,000. The interest rate is -7.85% as of December 31, 2007. At December 31, 2007 and 2006 the balance due on the line of credit was $0.

Note 4
Related Party Transactions

Operating Lease Commitment

During 2006 the Company leased office space from a building owned by the members and paid rental expense of $45,000.

Note 5
Commitments

Operating Lease

Effective November 1, 2006 the Company began leasing office space in Phoenix, Arizona under a non-cancelable operating lease agreement expiring on October 31, 2009. The lease provides for base rental payments of $8,370 for twelve months, $8,585 per month for months thirteen through twenty-four and monthly rental payments of $8,800 for months twenty-five through thirty-six. For the years ended December 31, 2007 and 2006, rental expense was $134,851 and $75,997, respectively.

As of December 31, 2007, future minimum lease payments due under the operating lease agreement are as follows:

Year Ending
December 31,	Amount

2008	$103,449
2009	87,996

$191,445

Hosting and Colocation Services

The Company entered into a two year an agreement for Web Application Services and Hosting effective April 30, 2006. The contract automatically renews for two (2) successive one (1) year terms unless the Company provides a 30 day notice of termination. The monthly fees are dependent on the number of users and additional option services. For the years ended December 31, 2007 and 2006 fees incurred in relation to this agreement were approximately $16,100 and $10,400, respectively.

The Company is a party to a thirty-six (36) month Colocation Hosting Services Agreement for which services commenced January, 2007. For the year ended December 31, 2007, the Company incurred collocation hosting fees in relation to this agreement in the approximate amount of $73,300.

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 6
Significant Customers and Vendors

For the years ended December 31, 2007 and 2006, the Company had six (6) customers and five (5) customers, respectively, who accounted for approximately 69% and 74%, respectively of total sales revenue.

For the years ended December 31, 2007 and 2006 the Company had one vendor that represented approximately 23% and 53%, respectively of cost of revenues.

Note 7
Pension Costs

The Company sponsors a Defined Benefit Pension Plan (“Plan”) that covers substantially all full-time employees of the Company who have two (2) years of service, and have attained the age of twenty-one (21). The Plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service with the Company and compensation rates prior to retirement. Contributions to the Plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. The Company's current policy is to contribute the minimum funding amount under section 412 of the Internal Revenue Code. The Company’s overall strategy is to invest in high-grade securities and other assets with a minimum risk of market value fluctuation. Actuarial valuations of the Plan are made every year. The following pension plan disclosures are based on the actuarial valuations prepared as of December 31, 2007 and 2006 (the Plan Measurement Date).

Following are reconciliations of the pension benefit obligation and the value of plan assets for the years ended December 31, 2007 and 2006:

	2007	2006
Pension Plan Obligation

Balance at beginning of year	$(289,668)	$-
Service cost	(307,955)	(289,668)
Interest cost	(14,483)	-
Actuarial gain (loss)	(6,292)	-
Benefits paid to participants	-	-

Balance at end of year	$(618,398)	$(289,668)

Plan Assets

Fair value at beginning of year	$1,000	-
Actual investment returns (loss)	(14,725)	-
Company contributions	288,668	1,000
Benefits paid to participants	-	-

Fair value at end of year	$274,943	$1,000

Plan assets consist of the following at December 31, 2007 and 2006:

Bonds	32%	- %
Equity Funds	67	-
Money market	1	100

	100%	100%

BLUERIDGE SOLUTIONS, LC dba eDONOR
NOTES TO FINANCIAL STATEMENTS

Note 7
Pension Costs (Continued)

Pension Expenses

Pension expense for the years ended December 31, 2007 and 2006 include the following components:
	2007	2006
Service cost of the current period	$307,955	$288,668
Interest cost on the projected benefit obligation	14,483	-
Actual return on assets held in the Plan	14,725	-
Deferred gain (loss)	(23,633)	-
Pension expense	$313,530	$288,668

The following sets forth the funded status of the Plan and the amounts shown in the accompanying balance sheet at December 31, 2007 and 2006:

	2007	2006
Excess (deficit) of Plan assets over projected
benefit obligations	$(343,455)	$(286,668)
Unrecognized net actuarial gain	29,925	-
Net asset (liability)	$(313,530)	$(286,668)

For the years ended December 31, 2007 and 2006, the following weighted-average rates were used:
	2007	2006
Discount rate on the benefit obligation	5.0%	5.0%
Rate of expected return on plan assets	5.0%	5.0%
Rate of employee compensation increase	-%	-%

The long-term rate of return on Plan assets represents an estimate of long-term returns on an investment portfolio consisting of a mixture of equities and alternative investments. When determining the long-term rate of return on Plan assets, the Company considers long-term rates of return on the asset classes (both historical and forecasted) in which the Company expects the pension funds to be invested.

Effective December 31, 2007, the Plan was terminated. The amount needed to satisfy the minimum funding requirements under section 412 of the Internal Revenue Code for 2007 is $315,750. As a result of the termination of the Plan on December 31, 2007, all of the plan's participants will be entitled to receive a distribution from the Plan. The exact date of the distribution and the exact amounts to be distributed, are unknown as of December 31, 2007.